UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 11, 2006 (October 10, 2006)

SHOE CARNIVAL, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8233 Baumgart Road, Evansville, Indiana		47725
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 867-6471

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On October 10, 2006, James A. Aschleman resigned as a member of the Board of Directors of Shoe Carnival, Inc. (the “Company”), effective immediately.  Mr. Aschleman advised the Company that because of his affiliation with Baker & Daniels LLP, which provides legal services to the Company, he believed he should no longer serve as a director.  The Company intends to continue to use Baker & Daniels LLP for legal services.  Mr. Aschleman’s decision to resign from the Company’s Board of Directors was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2006

SHOE CARNIVAL, INC.

	By:	/s/ W. Kerry Jackson

	Name:	W. Kerry Jackson
	Title:	Executive Vice President and Chief Financial Officer